Exhibit 5

November 2, 2009

Cummins Inc.

500 Jackson Street

Box 3005

Columbus, Indiana 47202-3005

Ladies and Gentlemen:

            As Senior Counsel and Assistant Corporate Secretary of Cummins Inc. (the "Company"), I have acted as counsel to the Company in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the Cummins Inc. 2003 Stock Incentive Plan (the “Plan”) and the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 3,500,000 shares (the “Shares”) of the Company’s Common Stock, par value $2.50 per share (the “Common Stock”), that may be issued pursuant to the Plan.  In connection therewith, I have examined: (1) the Plan; (2) the Registration Statement; (3) the Company’s Restated Articles of Incorporation and By-laws, each as amended to date; (4) resolutions of the Company’s Board of Directors relating to the Plan and the issuance of securities thereunder; and (5) such other proceedings, documents and records as I have deemed necessary to enable me to render this opinion.

Based on the foregoing, I am of the opinion that:

1.         The Company is a corporation validly existing under the laws of the State of Indiana.

2.         The Shares, when issued by the Company pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

            Pursuant to Item 509 of Regulation S-K, please be advised that I am an owner of shares of Common Stock and hold options to purchase shares of Common Stock and restricted shares of Common Stock under the Plan, which represent less than one percent (1%) of the outstanding shares of Common Stock of the Company and that I may in the future hold options to purchase shares of Common Stock and restricted shares of Common Stock under the Plan.  I consent to the use of this opinion as an exhibit to the Registration Statement and to the reference of my name therein. In giving my consent, I do not admit that I am an “expert” within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Mark Sifferlen

Mark Sifferlen
Senior Counsel and Assistant Corporate Secretary